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Exhibit 10.13

THIRD AMENDMENT TO THE
WADDELL & REED FINANCIAL, INC.
1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN

        Waddell & Reed Financial, Inc., a Delaware corporation (the "Company"), previously established the Waddell & Reed Financial, Inc. 1998 Executive Deferred Compensation Stock Option Plan (the "Plan"). Pursuant to Section 8.1 of the Plan, the Board of Directors of the Company reserves the right to amend the Plan. Pursuant to the powers reserved in the Plan, the Plan is amended effective January 1, 2004.

        1.     Section 3.2 of the Plan is hereby restated in its entirety to read as follows:

            Section 3.2.    Authority of Committee.    The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Except to the extent the Committee provides otherwise, Awards and/or income associated with or resulting from Awards may be deferred either automatically or at the election of a Participant pursuant to and to the extent provided under a separate deferred compensation plan adopted by the Company, which plan may provide for and determine the amount (if any) of deemed earnings on any deferred amount during any deferral period. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

        2.     Except as hereby amended, the Plan shall remain in full force and effect.

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  Exhibit 10.13
THIRD AMENDMENT TO THE WADDELL & REED FINANCIAL, INC. 1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN